                                                                    EXHIBIT 12.1

                                                                                                                        EXHIBIT X
                 DRESSER, INC.                                                                                          PROFORMA
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES  OCTOBER 31,  OCTOBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
        (IN MILLIONS, EXCEPT FOR RATIO)               1996         1997          1998          1999          2000          2000
                                                   -----------  -----------  ------------  ------------  ------------  ------------
EARNINGS                                                 154.8        149.1         125.5         146.1         176.9          81.0

FIXED CHARGES (SEE BELOW)                                  9.3          5.9           6.4           5.1           7.2          99.8
                                                   -----------  -----------  ------------  ------------  ------------  ------------

TOTAL EARNINGS                                           164.1        155.0         131.9         151.2         184.1         180.8
                                                   ===========  ===========  ============  ============  ============  ============

FIXED CHARGES
INTEREST EXPENSE                                           5.7          2.4           2.8           1.8           2.7          88.4

DEBT EXPENSE AND AMORTIZATION                               --           --            --            --            --           6.9

INTEREST FACTOR OF RENTAL EXPENSE                          3.6          3.5           3.6           3.3           4.5           4.5
                                                   -----------  -----------  ------------  ------------  ------------  ------------

TOTAL FIXED CHARGES                                        9.3          5.9           6.4           5.1           7.2          99.8
                                                   ===========  ===========  ============  ============  ============  ============

RATIO OF EARNINGS TO FIXED CHARGES                        17.6         26.3          20.6          29.6          25.6           1.8
                                                   ===========  ===========  ============  ============  ============  ============

NOTES:

1. THE INTEREST FACTOR OF RENTAL EXPENSE IS ESTIMATED AT ONE-HALF OF TOTAL RENTAL EXPENSE, WHICH MANAGEMENT BELIEVES TO BE A REASONABLE APPROXIMATION.